Exhibit 99.1

Sollensys Corp Announces Uplisting to OTCQB Market

The uplisting represents an important milestone

PALM BAY, FL / ACCESSWIRE /March 9, 2022 / Sollensys Corp (OTCQB:SOLS), one of the first major cybersecurity companies built on blockchain technology, today announced that OTC Markets approved its application for uplisting from OTC Pink to OTCQB Venture Market (OTCQB). Sollensys will commence trading on the OTCQB at market open on Wednesday, March 9, 2022.

Sollensys’ shares will trade on the OTCQB under the current ticker symbol, “SOLS”. Existing shareholders will see their shares quoted on the OTCQB without any further action needed.

The OTCQB Venture Market is for early-stage and developing U.S. and international companies. To be eligible for listing on the OTCQB, companies must be current in their reporting and undergo an annual verification and management certification process. Companies must also meet a minimum bid price test, which Sollensys meets. The OTCQB is recognized by the U.S. Securities and Exchange Commission as an established public market and provides current public information to investors that need to analyze, value and trade securities. Sollensys believes that the upgraded listing to the OTCQB will provide greater liquidity and a more seamless trading experience for its shareholders. With enhanced reporting requirements and greater transparency required with the OTCQB, the upgrade may also provide certain exemptions from U.S. state securities laws or “blue sky” exemptions, which may help to further increase liquidity and expand investment.

Investors can find real-time level 2 quotes and market information for Sollensys at: https://www.otcmarkets.com/stock/sols/overview

“Step-by-step, we continue executing on the long-term strategy that we have shared with our investors, clients and shareholders. Uplisting to the OTCQB is another important milestone for Sollensys that creates greater visibility to retail and institutional investors. We hope that it will also enhance liquidity. Combined with recently launching our direct-to-consumer platform, we continue to build shareholder value and position the Company as a transparent, fully reporting blockchain technology company,” said CEO Don Beavers. “The OTCQB uplisting process requires extensive documentation and audits. We believe that completing this uplisting will enable us to target larger investors and bankers whose requirements are more conservative. The OTCQB Market is one step away from the highest tier on the OTC Markets, and reaching it is yet another milestone in our efforts to unlock shareholder value through proper reporting and financial transparency. We believe it will help us to broaden our shareholder base and propel our company forward as a regulated and viable investment.”

ABOUT SOLLENSYS CORP

Sollensys Corp is a math, science, technology, and engineering solutions company offering products that ensure its clients’ data integrity through collection, storage, and transmission. Our innovative flagship product is the Blockchain Archive Server, a turn-key, off-the-shelf, blockchain solution that works with virtually any hardware and software combinations currently used in commerce, without the need to replace or eliminate any part of the client’s data security that is being utilized. The Company recently introduced its second product offering-the Regional Service Center-which offers small businesses the same state of the art technology previously available only to large or very well-funded companies.

The Blockchain Archive Server encrypts, fragments, and distributes data across thousands of secure nodes every day, which makes it virtually impossible for hackers to compromise. Using blockchain technology, the Blockchain Archive Server maintains a redundant, secure and immutable backup of data. Redundant backups and the blockchain work together to assure not only the physical security of the database but also the integrity of the information held within.

The Blockchain Archive Server protects client data from “ransomware”-malicious software that infects your computer and displays messages demanding a fee to be paid for your system to work again. Blockchain technology is a leading-edge tool for data security, providing an added layer of security against data loss due to all types of software specifically designed to disrupt, damage, or gain unauthorized access to a computer system (i.e., malware).

Uniquely, the Blockchain Archive Server is a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack. The Blockchain Archive Server is a server that comes pre-loaded with the blockchain-powered cybersecurity software, which can be delivered, installed, and integrated into a client’s computer systems with ease.

For more information, please visit: https://www.sollensys.com and http://www.sollensium.com

Forward-Looking Statements: Certain information in this press release contains forward-looking statements. All statements other than statements of historical facts included herein are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should carefully consider these factors, risks and uncertainties described in, and other information contained in, the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. Readers should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company is under no obligation (and expressly disclaim any such obligation) to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations:

Sollensys Corp

866.438.7657

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info@sollensys.com

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SOURCE: Sollensys Corp